EXHIBIT 99.1

3555 Timmons Lane Suite 1550 Houston, TX 77027 Phone: (713) 528-1881 Fax: (713) 337-1510

Lucas Energy Names Oil and Gas Finance Executive
William J. Dale as Chief Financial Officer

For Immediate Release

HOUSTON, TEXAS - April 8, 2013 – Lucas Energy, Inc. (NYSE MKT:LEI) (“Lucas Energy” or the “Company”), an independent oil and gas company with main operations in Texas, today announced the appointment of William J. Dale as Chief Financial Officer, Treasurer and Secretary of the Company.  Mr. Dale replaces Anthony C. Schnur in those posts, which Mr. Schnur has held on an interim basis since being named CEO of Lucas Energy in December 2012.

Mr. Dale brings over 17 years of oil and gas industry financial experience across corporate finance, treasury, strategic planning, and financial reporting, planning and analysis functions both at large global corporations as well at small, entrepreneurial oil and gas companies. Most recently he served as a financial consultant for several private equity and independent E&P companies, having previously served as Director of Finance, Planning & Analysis for Global Industries Ltd., a $575 Million in revenue, Nasdaq-traded oil & gas service company. Prior posts include CFO and Controller at KD Resources, a private E&P company and CFO, Treasurer and Secretary at Blue Dolphin Energy, a Nasdaq Midstream and E&P company.  He also has prior experience working at Rosetta Resources, Huber Energy, El Paso Corporation, Columbia Energy and Tejas Gas (acquired by Shell Oil). Mr. Dale earned dual Bachelor degrees in accounting and finance and has an MBA from the University of Houston.  He is also a Texas Certified Public Accountant.

Lucas Energy’s CEO, Anthony Schnur, commented: “William has been here for the last three months assisting in the reshaping of the Company.  He brings the ideal financial and industry skill sets to support both our immediate goals and the longer term creation of value for our shareholders.  Further, his experience at large, well-structured organizations as well as smaller, more nimble independent companies, combined with solid public company and capital markets experience, made him ideally suited for the CFO role we envision to drive Lucas’ growth.”

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company that seeks to create value through the opportunistic acquisition, development and management of underdeveloped oil and gas properties. Lucas’s current oil and gas interests are principally in the Austin Chalk, Eagle Ford shale, Eaglebine (combining Eagle Ford and Woodbine in Texas) and Buda & Glenrose formations in Texas.

For more information on this and other activities of the Company, please visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:
www.lucasenergy.com

Contact:
William Dale, CFO
(713) 528-1881

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act") and Section 21E of the Securities Act of 1934, as amended (the "Exchange Act"). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company's SEC filings including its Form 10-K and Form 10-Q's. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.